Exhibit 99.1
LIVE OAK BANCSHARES, INC. REPORTS FIRST QUARTER 2024 RESULTS
Wilmington, NC, April 24, 2024 - Live Oak Bancshares, Inc. (NYSE: LOB) (“Live Oak” or “the Company”) today reported first quarter of 2024 net income of $16.5 million, or $0.36 per diluted share.
“The Live Oak model continued to prove its fortitude in the first quarter as our teams marched ahead to steadily grow both sides of the balance sheet and delivered exceptional service to our customers,” said Live Oak Chairman and CEO James S. (Chip) Mahan III. “In a challenging environment for our industry, I remain bullish on our dedication to America’s small business owners and believe that our passion around innovation, efficiency and expertise will continue to shine a light on how Live Oak differs from the crowd.”
First Quarter 2024 Key Measures

(Dollars in thousands, except per share data)			Increase (Decrease)
	1Q 2024	4Q 2023	Dollars	Percent	1Q 2023
Total revenue (1)	$116,208	$119,683	$(3,475)	(2.9)%	$101,596
Total noninterest expense	78,679	93,204	(14,525)	(15.6)	78,962
Income before taxes	21,165	17,484	3,681	21.1	3,613
Effective tax rate	21.8%	7.6%	n/a	n/a	89.0%
Net income	$16,548	$16,163	$385	2.4%	$398
Diluted earnings per share	0.36	0.36	—	—	0.01
Loan and lease production:
Loans and leases originated	$805,129	$981,703	$(176,574)	(18.0)%	$1,030,882
% Fully funded	43.8%	49.0%	n/a	n/a	54.5%
Total loans and leases:	$9,223,310	$9,020,884	$202,426	2.2%	$8,220,279
Total assets:	11,503,300	11,271,423	231,877	2.1	10,364,297
Total deposits:	10,383,361	10,275,019	108,342	1.1	9,421,994
(1)Total revenue consists of net interest income and total noninterest income.
Loans and Leases
As of March 31, 2024, the total loan and lease portfolio was $9.22 billion, 2.2% above its level at December 31, 2023, and 12.2% above its level a year ago. This growth was the product of strong origination volumes. Compared to the fourth quarter of 2023, loans and leases held for investment increased $278.7 million, or 3.2%, to $8.91 billion while loans held for sale decreased $76.3 million, or 19.7%, to $310.7 million. Average loans and leases were $9.11 billion during the first quarter of 2024 compared to $8.84 billion during the fourth quarter of 2023.
The total loan and lease portfolio at March 31, 2024, and December 31, 2023, was comprised of 37.4% and 37.8% of guaranteed loans and leases, respectively.
Loan and lease originations totaled $805.1 million during the first quarter of 2024, a decrease of $176.6 million, or 18.0%, from the fourth quarter of 2023. Loan and lease originations decreased $225.8 million, or 21.9%, from the first quarter of 2023.

Deposits
Total deposits increased to $10.38 billion at March 31, 2024, an increase of $108.3 million compared to December 31, 2023, and an increase of $961.4 million compared to March 31, 2023. The increase in total deposits from prior periods was to support growth in the loan and lease portfolio as well as the Company’s targeted liquidity levels.
Average total interest-bearing deposits for the first quarter of 2024 increased $234.7 million, or 2.4%, to $10.07 billion, compared to $9.84 billion for the fourth quarter of 2023. The ratio of average total loans and leases to average interest-bearing deposits was 90.4% for the first quarter of 2024, compared to 89.9% for the fourth quarter of 2023.
Borrowings
Borrowings totaled $120.2 million at March 31, 2024 compared to $23.4 million and $30.8 million at December 31, 2023, and March 31, 2023, respectively. During the first quarter of 2024, the Company increased long-term borrowings by $100.0 million through an unsecured 5.95% fixed rate 60-month term loan with a third party correspondent bank. This increase in borrowings was to strategically enhance Bank capital levels in order to accommodate future growth expectations.
Net Interest Income
Net interest income for the first quarter of 2024 was $90.1 million compared to $89.6 million for the fourth quarter of 2023 and $82.0 million for the first quarter of 2023. The net interest margin for the first quarter of 2024 and fourth quarter of 2023 was 3.33% and 3.32%, respectively, an increase of one basis point quarter over quarter. During the first quarter of 2024, the average cost of interest-bearing liabilities increased by 17 basis points while the average yield on interest-earning assets increased by 19 basis points.
The increase in net interest income for the first quarter of 2024 compared to the first quarter of 2023 was driven by growth in average loans and leases held for investment. Partially mitigating this increase was a decrease in the net interest margin by 13 basis points arising from an increase in deposits combined with the increase in average cost of funds outpacing the increase in average yield on interest-earning assets.
Noninterest Income
Noninterest income for the first quarter of 2024 was $26.1 million, a decrease of $4.0 million compared to the fourth quarter of 2023, and an increase of $6.5 million compared to the first quarter of 2023. The primary drivers in noninterest income changes are outlined below.
The loan servicing asset revaluation resulted in a loss of $2.7 million for the first quarter of 2024 compared to a $356 thousand gain for the first quarter of 2023. The net loss in the loan servicing asset revaluation for the first quarter of 2024 was principally related to increasing market prepayment speeds while the net gain in the first quarter of 2023 was the result of positive movements in market premiums. In the third quarter of 2023, the Company changed its valuation techniques in the estimation of fair value for servicing assets and loans accounted for under the fair value option.
Loans accounted for under the fair value option had a net loss of $219 thousand for the first quarter of 2024, compared to a $4.5 million net loss for the first quarter of 2023. The net loss in the valuation of loans accounted for under the fair value option in the first quarter of 2024 was largely the result of the above discussed increased levels of market prepayment speeds, while the net loss in the first quarter of 2023 was driven by negative market impacts related to rising interest rates.
Equity method investment losses totaled $5.0 million for the first quarter of 2024, a $5.1 million increase in losses from net income of $47 thousand in the fourth quarter of 2023 and a $2.1 million increase from the net loss of $3.0 million in the first quarter of 2023. The increase in losses for both comparative periods was principally related to heightened levels of underlying losses in several of the Company’s equity method investees.
Other noninterest income for the first quarter of 2024 totaled $9.8 million compared to $4.1 million for the first quarter of 2023. This $5.7 million increase in noninterest income was largely related to a gain arising from increased fair value of equity warrant assets associated with the Company’s wine & craft beverage vertical.
Noninterest Expense
Noninterest expense for the first quarter of 2024 totaled $78.7 million compared to $93.2 million for the fourth quarter of 2023 and $79.0 million for the first quarter of 2023. The driver for the quarter over quarter decrease was $14.6 million of impairment charges in the fourth quarter of 2023 related to a new renewable energy tax credit investment. Partially offsetting the decrease in noninterest expense for both comparative periods was increased salaries and employee benefits of $3.0 million compared to fourth quarter of 2023 and $2.5 million compared to the first quarter of 2023.

Asset Quality
During the first quarter of 2024, the Company recognized net charge-offs for loans carried at historical cost of $3.2 million, compared to $4.4 million in the fourth quarter of 2023 and $6.7 million in the first quarter of 2023. Net charge-offs as a percentage of average held for investment loans and leases carried at historical cost, annualized, for the quarters ended March 31, 2024, December 31, 2023, and March 31, 2023, was 0.15%, 0.22% and 0.38%, respectively.
Unguaranteed nonperforming (nonaccrual) loans and leases, excluding $7.9 million and $7.2 million accounted for under the fair value option at March 31, 2024, and December 31, 2023, respectively, increased to $43.1 million, or 0.51% of loans and leases held for investment which are carried at historical cost, at March 31, 2024, compared to $39.3 million, or 0.48%, at December 31, 2023.
Provision for Loan and Lease Credit Losses
The provision for loan and lease credit losses for the first quarter of 2024 totaled $16.4 million compared to $9.0 million for the fourth quarter of 2023 and $19.0 million for the first quarter of 2023. The provision expense in the first quarter of 2024 was primarily the result of specific reserve changes on individually evaluated loans and to a lesser extent continued growth of the loan and lease portfolio combined with charge-off related impacts.
The allowance for credit losses on loans and leases totaled $139.0 million at March 31, 2024, compared to $125.8 million at December 31, 2023. The allowance for credit losses on loans and leases as a percentage of total loans and leases held for investment carried at historical cost was 1.63% and 1.53% at March 31, 2024, and December 31, 2023, respectively.
Income Tax
Income tax expense and related effective tax rate was $4.6 million and 21.8% for the first quarter of 2024, $1.3 million and 7.6% for the fourth quarter of 2023 and $3.2 million and 89.0% for the first quarter of 2023, respectively. The higher level of income tax expense for the first quarter of 2024 compared to the fourth quarter of 2023 was primarily the result of lower investment tax credits in 2024 as compared to the prior year. The higher level of income tax expense for the first quarter of 2024 as compared to the first quarter of 2023 was primarily the result of increased pretax income during the current period while the lower effective tax rate was principally the product of discrete items in the first quarter of 2023 related to stock compensation.
Conference Call
Live Oak will host a conference call to discuss the Company's financial results and business outlook tomorrow, April 25, 2024, at 9:00 a.m. ET. The call will be accessible by telephone and webcast using Conference ID: 50185213. A supplementary slide presentation will be posted to the website prior to the event, and a replay will be available for 12 months following the event. The conference call details are as follows:
Live Telephone Dial-In
U.S.: 888.259.6580
International: +1 416.764.8624
Pass Code: None Required
Live Webcast Log-In
Webcast Link: investor.liveoakbank.com
Registration: Name and Email Required
Multi-Factor Code: Provided After Registration

Important Note Regarding Forward-Looking Statements
Statements in this press release that are based on other than historical data or that express the Company’s plans or expectations regarding future events or determinations are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. Statements based on historical data are not intended and should not be understood to indicate the Company’s expectations regarding future events. Forward-looking statements provide current expectations or forecasts of future events or determinations. These forward-looking statements are not guarantees of future performance or determinations, nor should they be relied upon as representing management’s views as of any subsequent date. Forward-looking statements involve significant risks and uncertainties, and actual results may differ materially from those presented, either expressed or implied, in this press release. Factors that could cause actual results to differ materially from those expressed in the forward-looking statements include changes in Small Business Administration (“SBA”) rules, regulations or loan products, including the Section 7(a) program, changes in SBA standard operating procedures or changes in Live Oak Banking Company's status as an SBA Preferred Lender; changes in rules, regulations or procedures for other government loan programs, including those of the United States Department of Agriculture; the impacts of global health crises and pandemics, such as the Coronavirus Disease 2019 (COVID-19) pandemic, on trade (including supply chains and export levels), travel, employee productivity and other economic activities that may have a destabilizing and negative effect on financial markets, economic activity and customer behavior; adverse developments in the banking industry highlighted by high-profile bank failures and the potential impact of such developments on customer confidence, liquidity, and regulatory responses to these developments; a reduction in or the termination of the Company's ability to use the technology-based platform that is critical to the success of its business model, including a failure in or a breach of operational or security systems or those of its third-party service providers; technological risks and developments, including cyber threats, attacks, or events; competition from other lenders; the Company's ability to attract and retain key personnel; market and economic conditions and the associated impact on the Company; operational, liquidity and credit risks associated with the Company's business; changes in political and economic conditions, including any prolonged U.S. government shutdown; the impact of heightened regulatory scrutiny of financial products and services and the Company's ability to comply with regulatory requirements and expectations; a deterioration of the credit rating for U.S. long-term sovereign debt, actions that the U.S. government may take to avoid exceeding the debt ceiling, and uncertainties surrounding the debt ceiling and the federal budget; adverse results, including related fees and expenses, from pending or future lawsuits, government investigations or private actions; and the other factors discussed in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) and available at the SEC’s Internet site (http://www.sec.gov). Except as required by law, the Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
About Live Oak Bancshares, Inc.
Live Oak Bancshares, Inc. (NYSE: LOB) is a financial holding company and the parent company of Live Oak Bank. Live Oak Bancshares and its subsidiaries partner with businesses that share a groundbreaking focus on service and technology to redefine banking. To learn more, visit www.liveoakbank.com.
Contacts:
Walter J. Phifer | CFO | Investor Relations | 910.202.6926
Claire Parker | Corporate Communications | Media Relations | 910.597.1592

Live Oak Bancshares, Inc.
Quarterly Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended					1Q 2024 Change vs.
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2023	1Q 2023
Interest income						%	%
Loans and fees on loans	$176,010	$169,531	$162,722	$152,362	$139,052	3.8	26.6
Investment securities, taxable	8,954	8,746	8,701	8,503	7,547	2.4	18.6
Other interest earning assets	7,456	8,259	9,188	8,847	4,817	(9.7)	54.8
Total interest income	192,420	186,536	180,611	169,712	151,416	3.2	27.1
Interest expense
Deposits	101,998	96,695	90,914	85,003	67,595	5.5	50.9
Borrowings	311	265	287	407	1,804	17.4	(82.8)
Total interest expense	102,309	96,960	91,201	85,410	69,399	5.5	47.4
Net interest income	90,111	89,576	89,410	84,302	82,017	0.6	9.9
Provision for loan and lease credit losses	16,364	8,995	10,279	13,028	19,021	81.9	(14.0)
Net interest income after provision for loan and lease credit losses	73,747	80,581	79,131	71,274	62,996	(8.5)	17.1
Noninterest income
Loan servicing revenue	7,624	7,342	6,990	6,687	6,380	3.8	19.5
Loan servicing asset revaluation	(2,744)	(3,974)	11,335	(2,831)	356	31.0	(870.8)
Net gains on sales of loans	11,502	12,891	12,675	10,804	10,175	(10.8)	13.0
Net (loss) gain on loans accounted for under the fair value option	(219)	(170)	(568)	1,728	(4,529)	(28.8)	95.2
Equity method investments (loss) income	(5,022)	47	(1,034)	(2,055)	(2,952)	(10,785.1)	(70.1)
Equity security investments (losses) gains, net	(529)	(384)	(783)	121	77	(37.8)	(787.0)
Lease income	2,453	2,439	2,498	2,535	2,535	0.6	(3.2)
Management fee income	3,271	3,309	3,277	3,266	3,472	(1.1)	(5.8)
Other noninterest income	9,761	8,607	3,501	3,901	4,065	13.4	140.1
Total noninterest income	26,097	30,107	37,891	24,156	19,579	(13.3)	33.3
Noninterest expense
Salaries and employee benefits	47,275	44,274	42,947	43,066	44,765	6.8	5.6
Travel expense	2,438	1,544	2,197	2,770	2,411	57.9	1.1
Professional services expense	1,878	3,052	1,762	1,996	927	(38.5)	102.6
Advertising and marketing expense	3,692	2,501	3,446	3,009	3,603	47.6	2.5
Occupancy expense	2,247	2,231	2,129	2,205	1,925	0.7	16.7
Technology expense	7,723	8,402	7,722	8,005	7,729	(8.1)	(0.1)
Equipment expense	3,074	3,480	3,676	4,023	3,818	(11.7)	(19.5)
Other loan origination and maintenance expense	3,911	3,937	3,498	3,442	3,927	(0.7)	(0.4)
Renewable energy tax credit investment impairment	15	14,575	—	—	69	(99.9)	(78.3)
FDIC insurance	3,200	4,091	4,115	5,061	3,403	(21.8)	(6.0)
Other expense	3,226	5,117	2,770	2,880	6,385	(37.0)	(49.5)
Total noninterest expense	78,679	93,204	74,262	76,457	78,962	(15.6)	(0.4)
Income before taxes	21,165	17,484	42,760	18,973	3,613	21.1	485.8
Income tax expense	4,617	1,321	2,967	1,429	3,215	249.5	43.6
Net income	$16,548	$16,163	$39,793	$17,544	$398	2.4	4,057.8
Earnings per share
Basic	$0.37	$0.36	$0.89	$0.40	$0.01	2.8	3,600.0
Diluted	$0.36	$0.36	$0.88	$0.39	$0.01	—	3,500.0
Weighted average shares outstanding
Basic	44,762,308	44,516,646	44,408,997	44,327,474	44,157,156
Diluted	45,641,210	45,306,506	45,268,745	44,835,089	44,964,616

Live Oak Bancshares, Inc.
Quarterly Balance Sheets (unaudited)
(Dollars in thousands)

	As of the quarter ended					1Q 2024 Change vs.
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023	4Q 2023	1Q 2023
Assets						%	%
Cash and due from banks	$597,394	$582,540	$534,774	$808,131	$463,186	2.5	29.0
Certificates of deposit with other banks	250	250	3,750	4,000	4,000	—	(93.8)
Investment securities available-for-sale	1,120,622	1,126,160	1,099,878	1,133,146	1,149,691	(0.5)	(2.5)
Loans held for sale	310,749	387,037	572,604	523,776	533,292	(19.7)	(41.7)
Loans and leases held for investment (1)	8,912,561	8,633,847	8,202,631	7,836,398	7,686,987	3.2	15.9
Allowance for credit losses on loans and leases	(139,041)	(125,840)	(121,273)	(120,116)	(108,242)	(10.5)	(28.5)
Net loans and leases	8,773,520	8,508,007	8,081,358	7,716,282	7,578,745	3.1	15.8
Premises and equipment, net	258,071	257,881	258,041	269,485	268,138	0.1	(3.8)
Foreclosed assets	8,561	6,481	6,701	—	—	32.1	100.0
Servicing assets	49,343	48,591	47,127	31,042	29,357	1.5	68.1
Other assets	384,790	354,476	346,227	333,334	337,888	8.6	13.9
Total assets	$11,503,300	$11,271,423	$10,950,460	$10,819,196	$10,364,297	2.1	11.0
Liabilities and shareholders’ equity
Liabilities
Deposits:
Noninterest-bearing	$226,668	$259,270	$239,536	$229,833	$176,439	(12.6)	28.5
Interest-bearing	10,156,693	10,015,749	9,764,106	9,649,278	9,245,555	1.4	9.9
Total deposits	10,383,361	10,275,019	10,003,642	9,879,111	9,421,994	1.1	10.2
Borrowings	120,242	23,354	25,847	28,317	30,767	414.9	290.8
Other liabilities	83,017	70,384	70,603	79,280	88,729	17.9	(6.4)
Total liabilities	10,586,620	10,368,757	10,100,092	9,986,708	9,541,490	2.1	11.0
Shareholders’ equity
Preferred stock, no par value, 1,000,000 shares authorized, none issued or outstanding	—	—	—	—	—	—	—
Class A common stock (voting)	349,648	344,568	340,929	341,032	334,672	1.5	4.5
Class B common stock (non-voting)	—	—	—	—	—	—	—
Retained earnings	658,269	642,817	627,759	589,036	572,530	2.4	15.0
Accumulated other comprehensive loss	(91,237)	(84,719)	(118,320)	(97,580)	(84,395)	7.7	8.1
Total shareholders' equity	916,680	902,666	850,368	832,488	822,807	1.6	11.4
Total liabilities and shareholders’ equity	$11,503,300	$11,271,423	$10,950,460	$10,819,196	$10,364,297	2.1	11.0
(1)Includes $379.2 million, $388.0 million, $410.1 million, $441.8 million and $467.0 million measured at fair value for the quarters ended March 31, 2024, December 31, 2023, September 30, 2023, June 30, 2023, and March 31, 2023 respectively.

Live Oak Bancshares, Inc.
Quarterly Selected Financial Data
(Dollars in thousands, except per share data)

	As of and for the three months ended
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Income Statement Data
Net income	$16,548	$16,163	$39,793	$17,544	$398
Per Common Share
Net income, diluted	$0.36	$0.36	$0.88	$0.39	$0.01
Dividends declared	0.03	0.03	0.03	0.03	0.03
Book value	20.40	20.23	19.12	18.77	18.58
Tangible book value (1)	20.32	20.15	19.04	18.69	18.50
Performance Ratios
Return on average assets (annualized)	0.58%	0.58%	1.46%	0.66%	0.02%
Return on average equity (annualized)	7.16	7.36	18.68	8.26	0.19
Net interest margin	3.33	3.32	3.37	3.29	3.46
Efficiency ratio (1)	67.71	77.88	58.34	70.49	77.72
Noninterest income to total revenue	22.46	25.16	29.76	22.27	19.27
Selected Loan Metrics
Loans and leases originated	$805,129	$981,703	$1,073,255	$861,033	$1,030,882
Outstanding balance of sold loans serviced	4,329,097	4,238,328	4,028,575	3,813,852	3,616,701
Asset Quality Ratios
Allowance for credit losses to loans and leases held for investment (3)	1.63%	1.53%	1.56%	1.62%	1.50%
Net charge-offs (3)	$3,163	$4,428	$9,122	$1,154	$6,669
Net charge-offs to average loans and leases held for investment (2) (3)	0.15%	0.22%	0.48%	0.06%	0.38%

Nonperforming loans and leases at historical cost (3)
Unguaranteed	$43,117	$39,285	$33,255	$44,899	$22,002
Guaranteed	105,351	95,678	65,837	66,322	63,696
Total	148,468	134,963	99,092	111,221	85,698
Unguaranteed nonperforming historical cost loans and leases, to loans and leases held for investment (3)	0.51%	0.48%	0.43%	0.61%	0.30%

Nonperforming loans at fair value (4)
Unguaranteed	$7,942	$7,230	$6,518	$8,602	$8,193
Guaranteed	47,620	41,244	39,378	45,114	43,968
Total	55,562	48,474	45,896	53,716	52,161
Unguaranteed nonperforming fair value loans to fair value loans held for investment (4)	2.09%	1.86%	1.59%	1.95%	1.75%

Capital Ratios
Common equity tier 1 capital (to risk-weighted assets)	11.76%	11.73%	11.63%	11.55%	11.67%
Tier 1 leverage capital (to average assets)	8.65	8.58	8.56	8.46	8.70
Notes to Quarterly Selected Financial Data
(1)See accompanying GAAP to Non-GAAP Reconciliation.
(2)Quarterly net charge-offs as a percentage of quarterly average loans and leases held for investment, annualized.
(3)Loans and leases at historical cost only (excludes loans measured at fair value).
(4)Loans accounted for under the fair value option only (excludes loans and leases carried at historical cost).

Live Oak Bancshares, Inc.
Quarterly Average Balances and Net Interest Margin
(Dollars in thousands)

	Three Months Ended March 31, 2024			Three Months Ended December 31, 2023
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Interest-earning balances in other banks	$542,243	$7,456	5.53%	$598,720	$8,259	5.47%
Investment securities	1,240,861	8,954	2.90	1,251,467	8,746	2.77
Loans held for sale	353,476	8,354	9.51	477,155	10,825	9.00
Loans and leases held for investment (1)	8,753,232	167,656	7.70	8,363,881	158,706	7.53
Total interest-earning assets	10,889,812	192,420	7.11	10,691,223	186,536	6.92
Less: Allowance for credit losses on loans and leases	(125,447)			(120,257)
Noninterest-earning assets	550,817			482,615
Total assets	$11,315,182			$11,053,581
Interest-bearing liabilities:
Interest-bearing checking	$300,067	$4,183	5.61%	$300,064	$4,262	5.64%
Savings	4,552,390	46,171	4.08	4,633,563	47,192	4.04
Money market accounts	125,317	187	0.60	128,486	198	0.61
Certificates of deposit	5,094,553	51,457	4.06	4,775,497	45,043	3.74
Total deposits	10,072,327	101,998	4.07	9,837,610	96,695	3.90
Borrowings	26,772	311	4.67	24,887	265	4.22
Total interest-bearing liabilities	10,099,099	102,309	4.07	9,862,497	96,960	3.90
Noninterest-bearing deposits	213,571			240,009
Noninterest-bearing liabilities	78,041			72,272
Shareholders' equity	924,471			878,803
Total liabilities and shareholders' equity	$11,315,182			$11,053,581
Net interest income and interest rate spread		$90,111	3.04%		$89,576	3.02%
Net interest margin			3.33			3.32
Ratio of average interest-earning assets to average interest-bearing liabilities			107.83%			108.40%
(1)Average loan and lease balances include non-accruing loans and leases.

Live Oak Bancshares, Inc.
GAAP to Non-GAAP Reconciliation
(Dollars in thousands)

	As of and for the three months ended
	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Total shareholders’ equity	$916,680	$902,666	$850,368	$832,488	$822,807
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,682	1,721	1,759	1,797	1,835
Tangible shareholders’ equity (a)	$913,201	$899,148	$846,812	$828,894	$819,175
Shares outstanding (c)	44,938,673	44,617,673	44,480,215	44,351,715	44,290,840
Total assets	$11,503,300	$11,271,423	$10,950,460	$10,819,196	$10,364,297
Less:
Goodwill	1,797	1,797	1,797	1,797	1,797
Other intangible assets	1,682	1,721	1,759	1,797	1,835
Tangible assets (b)	$11,499,821	$11,267,905	$10,946,904	$10,815,602	$10,360,665
Tangible shareholders’ equity to tangible assets (a/b)	7.94%	7.98%	7.74%	7.66%	7.91%
Tangible book value per share (a/c)	$20.32	$20.15	$19.04	$18.69	$18.50
Efficiency ratio:
Noninterest expense (d)	$78,679	$93,204	$74,262	$76,457	$78,962
Net interest income	90,111	89,576	89,410	84,302	82,017
Noninterest income	26,097	30,107	37,891	24,156	19,579
Total revenue (e)	$116,208	$119,683	$127,301	$108,458	$101,596
Efficiency ratio (d/e)	67.71%	77.88%	58.34%	70.49%	77.72%
This press release presents non-GAAP financial measures. The adjustments to reconcile from the non-GAAP financial measures to the applicable GAAP financial measure are included where applicable in financial results presented in accordance with GAAP. The Company considers these adjustments to be relevant to ongoing operating results. The Company believes that excluding the amounts associated with these adjustments to present the non-GAAP financial measures provides a meaningful base for period-to-period comparisons, which will assist regulators, investors, and analysts in analyzing the operating results or financial position of the Company. The non-GAAP financial measures are used by management to assess the performance of the Company’s business for presentations of Company performance to investors, and for other reasons as may be requested by investors and analysts. The Company further believes that presenting the non-GAAP financial measures will permit investors and analysts to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although non-GAAP financial measures are frequently used by shareholders to evaluate a company, they have limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of results reported under GAAP.